Exhibit 10.2

                   THE AMENDED AND RESTATED SHARE OPTION PLAN
                FOR DIRECTORS AND EXECUTIVE AND KEY EMPLOYEES OF
                       TANGER FACTORY OUTLET CENTERS, INC.

        Tanger Factory Outlet Centers, Inc., a corporation organized under the laws of the state of North Carolina (the "Company"), adopted the Stock Option Plan for Directors and Executive and Key Employees of Tanger Factory Outlet Centers, Inc., (the "Plan") on May 28, 1993. The Plan has subsequently been amended from time to time. In order to conform the Plan document to such amendments and to further amend the Plan in certain respects, the Plan has been amended and restated, effective as of July 29, 1998. This Amended and Restated Share Option Plan for Directors and Executive and Key Employees of Tanger Factory Outlet Centers, Inc., constitutes a complete amendment and restatement of the Plan in its entirety and a continuation of the Plan.

        The purposes of this Plan are as follows:

        (1) To further the growth, development and financial success of the Company by providing additional incentives to certain of its Directors, and executive and key Employees (as defined below) who have been or will be given responsibility for the management or administration of the Company's business affairs, by assisting them to become owners of the Company's Common Shares and thus to benefit directly from such growth, development and financial success.

        (2) To enable the Company to obtain and retain the services of the types of professional, technical and managerial employees and directors considered essential to the long range success of the Company by providing and offering them an opportunity to become owners of the Company's Common Shares under options, including options that are intended to qualify as "incentive stock options" under Section 422 of the Code (as defined below).

                                   ARTICLE I.
                                   DEFINITIONS

        Wherever the following terms are used in this Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

Section 1.1.   Award Limit

        "Award Limit" shall mean 60,000 Common Shares.

Section 1.2.   Board

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        Board" shall mean the Board of Directors of the Company.

Section 1.3.   Change in Control

        (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding Common Shares (the "Outstanding Common Shares") or (ii) the combined voting power of the then outstanding "voting securities of the Company") entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this
Section 1.3; or

        (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

        (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Shares and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Shares and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns,

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directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of he members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

        (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

        For purposes of this Plan, the "Partnership Units" of the Tanger Properties Limited Partnership shall be treated as, and aggregated with, the Common Shares and/or the "voting securities of the Company" to the extent such Partnership Units are convertible into Common Shares or voting securities, respectively.

Section 1.4.   Code

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

Section 1.5.   Committee

        "Committee" shall mean the Share and Unit Option Committee of the Board, appointed as provided in Section 6.1.

Section 1.6.   Common Shares

        "Common Shares" shall mean the Common Shares of the Company, par value $0.01 per share.

Section 1.7.   Company

        "Company" shall mean Tanger Factory Outlet Centers, Inc., a North Carolina corporation.

Section 1.8.   Director

        "Director" shall mean a member of the Board.

Section 1.9.   Employee

        "Employee" shall mean any employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

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Section 1.10.  Exchange Act

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

Section 1.11.  Fair Market Value

        "Fair Market Value" of a Common Share as of a given date shall be (i) the closing price of the Common Shares on the principal exchange on which Common Shares are trading on the trading day previous to such date, or, if Common Shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; (ii) if such Common Shares are not traded on an exchange but are quoted on NASDAQ or a successor quotation system, (A) the last sales price (if the Common Shares are then listed as National Market Issue under the NASD National Market System) or (B) the mean between the closing representative bid and asked prices for the Common Shares on the trading day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if such Common Shares are is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the fair market value of a Common Share as established by the Committee (or the Board in the case of Options granted to Independent Directors) acting in good faith.

Section 1.12.  Incentive Share Option

        "Incentive Share Option" shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Share Option by the Committee.

Section 1.13.  Independent Director

        "Independent Director" shall mean a member of the Board who is not an Employee of the Company.

Section 1.14.  Non-Qualified Share Option

        "Non-Qualified Share Option" shall mean an Option which is not designated as an Incentive Share Option by the Committee.

Section 1.15.  Operating Partnership

        "Operating Partnership" shall mean Tanger Properties Limited Partnership, a partnership organized under the laws of the state of North Carolina.

Section 1.16.  Option

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        "Option" shall mean an option to purchase Common Shares granted under
Article III of this Plan. An Option granted under this Plan shall, as determined by the Committee, be either a Non-Qualified Share Option or an Incentive Share Option; provided, however, that Options granted to Independent Directors shall be Non-Qualified Share Options.

Section 1.17.  Optionee

        "Optionee" shall mean an Employee or Independent Director granted an Option under this Plan.

Section 1.18.  Plan

        "Plan" shall mean The Amended and Restated Share Option Plan for Directors and Executive and Key Employees of Tanger Factory Outlet Centers, Inc.

Section 1.19.  Rule 16b-3

        "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

Section 1.20.  Secretary

        "Secretary" shall mean the Secretary of the Company.

Section 1.21.  Section 162(m) Participant

        "Section 162(m) Participant" shall mean any Company Employee designated by the Committee as a Company Employee whose compensation for the fiscal year in which the Company Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

Section 1.22.  Subsidiary

        "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns securities possessing 50 percent or more of the total combined voting power of all classes of securities in one of the other corporations in such chain.

Section 1.23.  Termination of Directorship

        "Termination of Directorship" shall mean the time when an Optionee who is an Independent Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in

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its sole discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

Section 1.24.  Termination of Employment

        "Termination of Employment" shall mean the time when the employee-employer relationship between an Optionee and the Company, the Operating Partnership or any subsidiary of either of them is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) a termination where there is a simultaneous reemployment or continuing employment of such Optionee by the Company, the Operating Partnership or any subsidiary of either of them, (ii) at the discretion of the Committee, termination which results in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Committee, a termination which is followed by the simultaneous establishment of a consulting relationship by the Company, the Operating Partnership or any subsidiary of either of them with the former employee. The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, unless otherwise determined by the Committee in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. Notwithstanding any other provision of this Plan, the Company, the Operating Partnership and any subsidiary has an absolute and unrestricted right to terminate an Employee's employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

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                                   ARTICLE II.
                             SHARES SUBJECT TO PLAN

Section 2.1.   Shares Subject to Plan

        (a) The aggregate number of Common Shares which may be issued upon exercise of Options under the Plan shall not exceed 1,500,000; provided, that effective as of the date of the next succeeding annual meeting of shareholders such number shall be increased to 1,750,000 if the shareholders approve such increase at such annual meeting. Such aggregate number shall be reduced by one for each unit in the Operating Partnership that is issued pursuant to the Operating Partnership's Unit Option Plan. The Common Shares issuable upon exercise of Options may be either previously authorized but unissued shares or treasury shares.

        (b) The maximum number of Common Shares which may be subject to Options granted under the Plan to any individual in any calendar year shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares subject to Options which are canceled continue to be counted against the Award Limit and if, after grant of an Option, the price of shares subject to such Option is reduced, the transaction will be treated as a cancellation of the Option and a grant of a new Option and both the Option deemed to be canceled and the Option deemed to be granted will be counted against the Award Limit.

Section 2.2.   Add-back of Options

        If any Option expires or is canceled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration, cancellation or exercise may again be optioned, granted or awarded hereunder, subject to the limitations of
Section 2.1. Common Shares which are delivered by the Optionee or withheld by the Company upon the exercise of any Option or other award under this Plan, in payment of the exercise price thereof, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Furthermore, any Common Shares subject to Options which are adjusted pursuant to Section 7.3 and become exercisable with respect to equity interests of another entity shall be considered canceled and may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1.

                                  ARTICLE III.
                               GRANTING OF OPTIONS

Section 3.1.   Eligibility

        Any Employee selected by the Committee pursuant to Section 3.3(a)(i) shall be eligible to be granted an Option. Any Independent Director selected by the Board pursuant to Section 3.3(b)(i) shall be eligible to be granted an Option.

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Section 3.2.   Qualification of Incentive Share Options

        No Incentive Share Option shall be granted to any person who is not an Employee.

Section 3.3.   Granting of Options

        (a) The Committee shall from time to time, in its sole discretion, and subject to applicable limitations of this Plan:

               (i) Determine which Employees are executive or other key Employees and select from among them (including Employees who have previously received Options) such of them as in its opinion should be granted Options;

               (ii) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected Employees;

               (iii) Subject to Section 3.2, determine whether such Options are to be Incentive Share Options or Non-Qualified Share Options and whether such Options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code; and

               (iv) Determine the terms and conditions of such Options, consistent with this Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

        (b) The Board shall from time to time, in its sole discretion, and subject to applicable limitations of this Plan:

               (i) Determine which Independent Directors (including Independent Directors who have previously received Options) such of them as in its opinion should be granted Options; and

               (ii) Determine the terms and conditions of such Options, consistent with this Plan.

        (c) Upon the selection of an Employee or Independent Director to be granted an Option, the Committee (or Board, as applicable) shall instruct the Secretary to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate. Without

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limiting the generality of the preceding sentence, the Committee (or Board, as applicable) may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option that the Optionee surrender for cancellation some or all of the unexercised Options or other rights which have been previously granted to him under this Plan or otherwise. An Option, the grant of which is conditioned upon such surrender, may have an exercise price lower (or higher) than the exercise price of such surrendered Option or other right, may cover the same (or a lesser or greater) number of shares as such surrendered Option or other right, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, exercise price, exercise period or any other term or condition of such surrendered Option or other right.

                                   ARTICLE IV.
                                TERMS OF OPTIONS

Section 4.1.   Option Agreement

        Each Option shall be evidenced by a written Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee (the Board in the case of Options granted to Independent Directors) shall determine, and which may be amended by agreement of the parties thereto, consistent with this Plan. Option Agreements evidencing Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of
Section 162(m) of the Code, and Option Agreements evidencing Incentive Share Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

Section 4.2.   Exercise Price

        The exercise price per share of the shares subject to each Option shall be set by the Committee in its discretion (the Board with respect to Options granted to Independent Directors); provided, however, that such price shall be no less than the Fair Market Value of a Common Share on the date the Option is granted, and, in the case of Incentive Share Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of shares of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code) such price shall not be less than 110% of the Fair Market Value of a Common Share on the date the Option is granted.

Section 4.3.   Option Term

        The term of an Option shall be set by the Committee (the Board in the case of Options granted to Independent Directors) in its discretion; provided, however, that (i) in the case of Incentive Share Options, the term shall not be more than ten (10) years from the date the

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Incentive Share Option is granted, or five (5) years from such date if the
Incentive Share Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of shares of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code). Except as limited by requirements of Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Share Options, the Committee (the Board in the case of Options granted to Independent Directors) may extend the term of any outstanding Option in connection with any Termination of Employment or Termination of Directorship, or amend any other term or condition of such Option relating to such a termination.

Section 4.4.   Option Vesting

        (a) The period during which the right to exercise an Option in whole or in part vests in the Optionee shall be set by the Committee (the Board with respect to Options granted to Independent Directors) and the Committee (or Board, as applicable) may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. At any time after grant of an Option, the Committee (the Board with respect to Options granted to an Independent Directors) may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

        (b) No portion of an Option which is unexercisable at Termination of Employment or Termination of Directorship shall thereafter become exercisable, except as may be otherwise provided by the Committee (other than with respect to Options granted to Independent Directors) either in the Option Agreement or by action of the Committee following the grant of the Option.

        (c) To the extent that the aggregate fair market value of shares with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company and any Subsidiary) exceeds $100,000, such options shall be treated as non-qualified stock options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of this Section 4.4(c), the fair market value of shares shall be determined as of the time the option with respect to such shares is granted.

        (d) In the event of a Change in Control, each Option granted to an Independent Director or to an Employee shall be exercisable as to all shares covered thereby immediately prior to the consummation of such Change in Control and subject to such consummation, notwithstanding anything to the contrary in this Section 4.4 or the vesting schedule of such Option.

Section 4.5.   Consideration

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        In consideration of the granting of an Option, the Optionee shall agree, in the written Option Agreement, to remain in the employ of the Company, the Operating Partnership or a subsidiary of either of them for a period of one year from the date of Option grant. Nothing in this Plan or in any Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of or as a director of the Company, the Operating Partnership or any subsidiary of either of them, or shall interfere with or restrict in any way the rights of the Company, the Partnership or any such subsidiary, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without good cause.

                                   ARTICLE V.
                               EXERCISE OF OPTIONS

Section 5.1.   Partial Exercise

        An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Committee (or the Board, in the case of Options granted to Independent Directors) may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

Section 5.2.   Manner of Exercise

        All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary or his office prior to the time when such Option or such portion becomes unexercisable under the Plan or the applicable Option Agreement:

        (a) A written notice complying with the applicable rules established by the Committee (or the Board, in the case of Options granted to Independent Directors) stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion of the Option;

        (b) Such representations and documents as the Committee (or the Board, in the case of Options granted to Independent Directors), in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee or Board may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

        (c) In the event that the Option shall be exercised pursuant to Section
7.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

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        (d) Full cash payment to the Secretary for the shares with respect to which the Option, or portion thereof, is exercised. However, the Committee (or the Board, in the case of Options granted to Independent Directors), may in its discretion (i) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of Common Shares owned by the Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the surrender of Common Shares then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (v) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee or the Board; (vi) allow payment, in whole or in part, through the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to Common Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or (vii) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii), (iii), (iv), (v) and (vi). In the case of a promissory note, the Committee (or the Board, in the case of Options granted to Independent Directors) may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

Section 5.3.   Conditions to Issuance of Share Certificates

        The Company shall not be required to issue or deliver any certificate for Common Shares purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

        (a) The admission of such shares to listing on all stock exchanges on which such series or class of shares is then listed;

        (b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee or Board shall, in its sole discretion, deem necessary or advisable;

        (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee (or Board, in the case of Options granted to Independent Directors) shall, in its sole discretion, determine to be necessary or advisable;

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        (d) The lapse of such reasonable period of time following the exercise of the Option as the Committee (or Board, in the case of Options granted to Independent Directors) may establish from time to time for reasons of administrative convenience; and

        (e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax;

provided that under no circumstance may an Optionee exercise an Option and acquire a Common Share, and if an Optionee does exercise an Option, such exercise shall be null and void and of no effect, if such exercise could, in the sole discretion of the Committee, result in income to the Company which, when considered in light of the Company's other income, could cause the Company to fail to satisfy the gross income limitations set forth in Code Section 856(c) or otherwise impair the Company's status as a REIT.

Section 5.4.   Rights as Shareholders

        The holders of Options shall not be, nor have any of the rights or privileges of, shareholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

Section 5.5.   Ownership and Transfer Restrictions

        The Committee (or Board, in the case of Options granted to Independent Directors), in its sole discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Option Agreement or other written agreement between the Company and the Optionee and may be referred to on the certificates evidencing such shares.

                                   ARTICLE VI.
                                 ADMINISTRATION

Section 6.1.   Share and Unit Option Committee

        The Share and Unit Option Committee shall consist of two or more Directors, appointed by and holding office at the pleasure of the Board, none of whom shall be an Employee and each of whom is both a "non-employee director" as defined by Rule 16b-3 and an "outside director" for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

Section 6.2.   Duties and Powers of Committee

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        It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan, the Option Agreements and to adopt such rules for the administration, interpretation and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such interpretations and rules with respect to Incentive Share Options shall be consistent with the provisions of Section 422 of the Code. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Options granted to Independent Directors. Any grant or award under this Plan need not be the same with respect to each Optionee. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code (as each may be applicable), or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

Section 6.3.   Majority Rule

        The Committee shall act by a majority of its members in attendance at a meeting where quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

Section 6.4.   Compensation; Professional Assistance; Good Faith Actions

        Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No members of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or any Option, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

                                  ARTICLE VII.
                            MISCELLANEOUS PROVISIONS

Section 7.1.   Not Transferable

        (a) Options under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution or, with the consent of the Committee, pursuant to a transfer to the spouse and/or lineal descendants of the Optionee and/or

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to a trust, partnership or other entity the sole beneficiaries, partners or other members of which are such Optionee's spouse and/or lineal descendants, unless and until such Options have been exercised, or the shares underlying such Options have been issued, and all restrictions applicable to such shares have lapsed. No Option or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

        (b) During the lifetime of the Optionee, only he may exercise an Option (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to the foregoing paragraph. After the death of the Optionee (or transferee), any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Option Agreement or other agreement, be exercised by the personal representative of, or by any person empowered to do so under, the deceased Optionee's (or transferee's) will or under the then applicable laws of descent and distribution.

Section 7.2.   Amendment, Suspension or Termination of this Plan

        Except as otherwise provided in this Section 7.2, this Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company's shareholders given within twelve months before or after the action by the Board or the Committee, no action of the Board or the Committee may, except as provided in Section 7.3, increase the limits imposed in
Section 2.1 on the maximum number of shares which may be issued under this Plan, and no action of the Board or the Committee may be taken that would otherwise require shareholder approval as a matter of applicable law, regulation or rule. The Award Limit may be increased by the Board or the Committee at any time and from time to time, and Options may be granted with respect to a number of shares not in excess of such increased Award Limit; provided, however, that no such increase of the Award Limit shall be effective unless and until such increase is approved by the Company's shareholders and if such approval is not obtained all Options granted with respect to a number of shares in excess of the Award Limit in effect prior to such increase shall be canceled and shall become null and void. No amendment, suspension or termination of this Plan shall, without the consent of the Optionee alter or impair any rights or obligations under any Options theretofore granted, unless the Option Agreement itself otherwise expressly so provides. No Option may be granted during any period of suspension or after termination of this Plan, and in no event may any Incentive Share Option be granted under this Plan after May 28, 2003.

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Section 7.3.   Changes in Common Shares or Assets of the Company, Acquisition or
               Liquidation of the Company and Other Corporate Events

        (a) Subject to Section 7.3(d), in the event that the Committee (or the Board, in the case of Options granted to Independent Directors) determines that any dividend or other distribution (whether in the form of cash, Common Shares, other securities, or other property), recapitalization, reclassification, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company (including, but not limited to, a Change in Control), or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to purchase Common Shares or other securities of the Company, or other similar corporate transaction or event, in the Committee's sole discretion (or in the case of Options granted to Independent Directors, the Board's sole discretion), affects the Common Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, then the Committee (or the Board, in the case of Options granted to Independent Directors) shall, in such manner as it may deem equitable, adjust any or all of

               (i) the number and kind of Common Shares (or other securities or property) with respect to which Options may be granted (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit),

               (ii) the number and kind of Common Shares (or other securities or property) subject to outstanding Options, and

               (iii) the grant or exercise price with respect to any Option.

        (b) Subject to Sections 7.3(b)(vi) or Section 7.3(d), in the event of any Change in Control or other transaction or event described in Section 7.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee (or the Board, in the case of Options granted to Independent Directors) in its discretion is hereby authorized to take any one or more of the following actions whenever the Committee (or the Board, in the case of Options granted to Independent Directors) determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

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               (i)  In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of Options granted to Independent Directors) may provide, either by the terms of the Option Agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the request of the Optionee, for either the purchase of any such Option for an amount of cash equal to the amount that could have been attained upon the exercise of such Option had such Option been currently exercisable or payable or fully vested or the replacement of such Option with other rights or property selected by the Committee (or the Board, in the case of Options granted to Independent Directors) in its sole discretion;

               (ii) In its sole discretion, the Committee (or the Board, in the case of Options granted to Independent Directors) may provide, either by the terms of such Option or by action taken prior to the occurrence of such transaction or event that it cannot be exercised after such event;

               (iii) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of Options granted to Independent Directors) may provide, either by the terms of such Option or by action taken prior to the occurrence of such transaction or event, that for a specified period of time prior to such transaction or event, such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in (i) Section 4.4 or (ii) the provisions of such Option;

               (iv) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of Options granted to Independent Directors) may provide, either by the terms of such Option or by action taken prior to the occurrence of such transaction or event, that upon such event, such Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options covering the shares of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

               (v) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of Options granted to Independent Directors) may make adjustments in the number and type of Common Shares (or other securities or

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                    property) subject to outstanding Options and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Options and Options which may be granted in the future.

               (vi) None of the foregoing discretionary actions taken under this
                    Section 7.3(b) shall be permitted with respect to Options granted under Section 3.3(b) to Independent Directors to the extent that such discretion would be inconsistent with the applicable exemptive conditions of Rule 16b-3. In the event of a Change in Control, each Option granted to an Independent Director shall be exercisable as to all shares covered thereby immediately prior to the consummation of such Change in Control and subject to such consummation, notwithstanding anything to the contrary in Section 4.4 or the vesting schedule of such Options.

        (c) Subject to Section 7.3(d) and 7.6, the Committee (or the Board, in the case of Options granted to Independent Directors) may, in its discretion, include such further provisions and limitations in any Option agreement or certificate, as it may deem equitable and in the best interests of the Company.

        (d) With respect to any Option granted to any Section 162(m) Participant that is intended to qualify as performance-based compensation under Section 162(m)(4)(C), no adjustment or action described in this Section 7.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Option to fail to so qualify under Section 162(m)(4)(C), or any successor provision thereto unless the Committee determines that such Option should no longer so qualify. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee (or the Board, in the case of Options granted to Independent Directors) determines that the Option is not to comply with such exemptive conditions. The number of Common Shares subject to any Option shall always be rounded to the next whole number.

Section 7.4.   Tax Withholding

        The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Optionee of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of any Option. The Committee (or the Board, in the case of Options granted to Independent Directors) may in its discretion and in satisfaction of the foregoing requirement allow such Optionee to elect to have the Company withhold Common Shares otherwise issuable under such Option (or allow the return of Common Shares) having a Fair Market Value equal to the sums required to be withheld.

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Section 7.5.   Loans

        The Committee may, in its discretion, extend one or more loans to Employees in connection with the exercise or receipt of an Option granted under this Plan. The terms and conditions of any such loan shall be set by the Committee.

Section 7.6. Limitations Applicable to Section 16 Persons and Performance-Based Compensation

        Notwithstanding any other provision of this Plan, this Plan, and any Option granted to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Furthermore, notwithstanding any other provision of this Plan, any Option which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

Section 7.7.   Effect of Plan Upon Options and Compensation Plans

        The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for Employees or Directors of the Company or any Subsidiary or (ii) to grant or assume Options or other rights or awards otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of Options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, securities or assets of any corporation, partnership, limited liability company, firm or association.

Section 7.8.   Compliance with Laws

        This Plan, the granting and vesting of Options under this Plan and the issuance and delivery of Common Shares and the payment of money under this Plan or under Options granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.

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Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan, or Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 7.9.   Titles

        Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

Section 7.10.  Governing Law

        This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of North Carolina without regard to conflicts of laws thereof.

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